UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2015

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 26, 2015, Unilife Corporation (the “Company”) received a waiver from the Australian Securities Exchange (“ASX”) from ASX Listing Rule 7.1 on an ongoing basis (the “ASX Waiver”). In essence, Listing Rule 7.1 restricts listed entities from issuing securities in excess of 15% of their issued share capital over a 12 month period unless an application exception applies. The Company will, however, remain subject to the NASDAQ Stock Market Rules with respect to the issue of new securities, which provide comparable restrictions.

The ASX Waiver is conditional upon:

(i)	the Company remaining subject to, and complying with, the NASDAQ Stock Market Rules with respect to the issue of new securities;

(ii)	the Company certifying to ASX on an annual basis (on or about September 30th each year) that it remains subject to, and continues to comply with, the requirements of the NASDAQ Stock Market Rules with respect to the new issue of securities;

(iii)	the Company immediately advising ASX if the Company becomes aware of any change to the application of the NASDAQ Stock Market Rules with respect to the issue of new securities, or that the Company is no longer in compliance with the requirements of NASDAQ with respect to the issue of new securities; and

(iv)	the Company announcing the waiver to the market immediately.

ASX reserves the right to revoke the ASX Waiver if:

(i)	the Company fails to comply with any of the conditions above; or

(ii)	if there are changes to the NASDAQ Stock Market Rules, in respect of the issue of new securities such that, in ASX’s opinion, the regulation of the issue of new securities under those NASDAQ Stock Market Rules ceases to be comparable to the regulation of the issue of new securities under the ASX Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: August 28, 2015	By:	/s/ Alan Shortall
Alan Shortall
Chairman and Chief Executive Officer